UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Impax Laboratories, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on May 14, 2013. The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1: Election of Directors

Each of the following seven nominees for director were elected to serve a term of one year and until his successor has been elected and qualified.

Nominee	Votes For	Withheld Authority	Broker Non-Votes
Leslie Z. Benet, Ph.D.	20,265,186	31,126,437	7,994,393
Robert L. Burr	22,720,931	28,650,692	7,994,393
Allen Chao, Ph.D.	27,241,331	24,150,292	7,994,393
Nigel Ten Fleming, Ph.D.	20,386,093	31,005,530	7,994,393
Larry Hsu, Ph.D.	26,327,694	25,063,929	7,994,393
Michael Markbreiter	26,520,649	24,870,974	7,994,393
Peter R. Terreri	26,692,165	24,699,458	7,994,393

Proposal 2: Approve Second Amendment and Restatement of the Company’s 2002 Equity Incentive Plan

The resolution to approve the Second Amendment and Restatement of the Company’s 2002 Equity Incentive Plan, to, among other items, increase the aggregate number of shares of the Company’s common stock that may be issued under such plan by 3.15 million shares, was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,408,761	10,797,846	185,016	7,994,393

Proposal 3: Advisory Vote on Executive Compensation

The resolution to approve, on a non-binding advisory basis, the compensation of our named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,401,625	7,818,989	171,009	7,994,393

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,906,809	1,306,461	172,746	_

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2013	IMPAX LABORATORIES, INC.

	By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Senior Vice President, Finance, and
Chief Financial Officer